
<ARTICLE> 7

<PERIOD-TYPE>                   3-MOS
<FISCAL-YEAR-END>                          DEC-31-1996
<PERIOD-END>                               MAR-31-1996
<DEBT-HELD-FOR-SALE>                         1,667,323<F1>
<DEBT-CARRYING-VALUE>                          305,498<F2>
<DEBT-MARKET-VALUE>                            317,731<F2>
<EQUITIES>                                      72,812<F3>
<MORTGAGE>                                     227,064
<REAL-ESTATE>                                   75,575<F4>
<TOTAL-INVEST>                               2,442,808
<CASH>                                          28,254
<RECOVER-REINSURE>                              95,312
<DEFERRED-ACQUISITION>                         200,266
<TOTAL-ASSETS>                               2,888,096
<POLICY-LOSSES>                                691,858
<UNEARNED-PREMIUMS>                                  0
<POLICY-OTHER>                                  32,947
<POLICY-HOLDER-FUNDS>                        1,626,407<F5>
<NOTES-PAYABLE>                                      0
<COMMON>                                        23,121
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<OTHER-SE>                                     412,535
<TOTAL-LIABILITY-AND-EQUITY>                 2,888,096
<PREMIUMS>                                      36,188
<INVESTMENT-INCOME>                             46,927
<INVESTMENT-GAINS>                                 944
<OTHER-INCOME>                                  22,809
<BENEFITS>                                      62,213
<UNDERWRITING-AMORTIZATION>                      7,557
<UNDERWRITING-OTHER>                               263<F6>
<INCOME-PRETAX>                                 18,043
<INCOME-TAX>                                     5,496
<INCOME-CONTINUING>                             12,547
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                    12,547
<EPS-PRIMARY>                                     2.03
<EPS-DILUTED>                                     2.03
<RESERVE-OPEN>                                       0
<PROVISION-CURRENT>                                  0
<PROVISION-PRIOR>                                    0
<PAYMENTS-CURRENT>                                   0
<PAYMENTS-PRIOR>                                     0
<RESERVE-CLOSE>                                      0
<CUMULATIVE-DEFICIENCY>                              0

<F1>Debt securities held for sale represent FASB 115 available for sale fixed maturity securities reported on a current value basis, and do not include trading securities or securities held to maturity.
<F2>Debt securities represent FASB 115 held to maturity fixed maturity securities, and do not include trading securities or securities available for sale.
<F3>Equity securities include equity securities that are available for sale, under FASB 115.
<F4>Real estate includes real estate joint ventures.
<F5>Policyholder funds include accumulated contract values as defined by FASB
97, dividend and coupon accumulations and other policyowner funds.
<F6>Underwriting expenses represent amortization of the value of purchased insurance in force.

